VolitionRx Announces Proposed Underwritten Public Offering of Common Stock

Namur, Belgium, March 8, 2018 – VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national life sciences company focused on developing simple, easy to use, cost effective blood tests designed to help diagnose a range of cancers, announced today that it intends to offer and sell shares of its common stock in an underwritten public offering.  Volition intends to grant the underwriters a 30-day option to purchase additional shares of its common stock sold in the offering, to cover overallotments, if any.  All shares of common stock in the offering are being offered by Volition. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Oppenheimer & Co. Inc. is acting as the sole book-running manager for the proposed offering.  National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NasdaqCM:NHLD), is acting as a co-manager in connection with the offering.

Volition intends to use the net proceeds of the offering for continued product development, clinical studies, product commercialization, working capital, and other general corporate purposes.

The securities described above are being offered by Volition pursuant to a “shelf” registration statement on Form S-3 (File No. 333-206781) previously filed with and declared effective by the Securities and Exchange Commission (“SEC”) on September 18, 2015.  A preliminary prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. When available, electronic copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained from: Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad St., 26th Floor, New York, NY 10004, by telephone at (212) 667-8563 or by email at EquityProspectus@opco.com.

Before investing in the offering, you should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Volition has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about Volition and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering will be made only by means of a prospectus that forms a part of the registration statement.

About Volition

Volition is a multi-national life sciences company focused on developing simple, easy to use, cost effective blood tests designed to help diagnose a range of cancers. The tests are based on the science of Nucleosomics®, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid - an indication that disease is present.

As cancer screening programs become more widespread, Volition’s products aim to help to diagnose a range of cancers quickly, simply, accurately and cost effectively. Early diagnosis has the potential to not only prolong the life of patients, but also to improve their quality of life.  Volition’s research and development activities are currently centered in Belgium, with additional offices in London, Texas and Singapore, as the company focuses on bringing its diagnostic products to market first in Europe, then in the U.S. and ultimately, worldwide.

For more information about Volition, visit Volition’s website https://volitionrx.com/ or connect with us via:

Twitter: https://twitter.com/volitionrx

LinkedIn: https://www.linkedin.com/company/volitionrx

Facebook: https://www.facebook.com/VolitionRx/

YouTube: https://www.youtube.com/user/VolitionRx

The contents found at Volition’s website address, Twitter, LinkedIn, Facebook, and YouTube are not incorporated by reference into this press release and should not be considered part of this press release.  The addresses for Volition’s website, Twitter, LinkedIn, Facebook, and YouTube are included in this press release as inactive textual references only.

Media/Investor Contacts

Louise Day, Chief Marketing & Communications Officer

l.day@volitionrx.com

+44 (0)7557 774620

Scott Powell, Executive Vice President, Investor Relations

s.powell@volitionrx.com

+1 (646) 650 1351

Joseph Green, Edison Advisors

jgreen@edisongroup.com

+1 (646) 653 7030

Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements, and include statements regarding the proposed public offering and the intended use of proceeds from the offering.  Volition’s actual results, and the timing of events, may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties.  Risks and uncertainties related to the proposed public offering include uncertainties regarding market conditions and the completion of the underwritten offering on the anticipated terms or at all, including the satisfaction of customary closing conditions. Other risks and uncertainties include those identified under the heading “Risk Factors” in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in the preliminary prospectus supplement related to the proposed offering to be filed with the SEC on or about the date hereof (copies of which may be obtained at www.sec.gov), as well as other risks and uncertainties identified in documents that Volition files with the SEC from time to time. These statements are based on current expectations, estimates and projections based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics®, NuQ®, Nu.QTM and HyperGenomics® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries.